UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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GLOBAL INDUSTRIES, LTD.

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Client Merger Briefing 14 September 2011

2 Agenda Merger Facts Pre-Closing Actions Legal Notice

3 Global Industries - Technip Merger Facts Technip and Global announced an agreement to merge on 12 September 2011 Global is merging with a Technip subsidiary and Global Industries will be the surviving and continuing entity as a wholly owned subsidiary of Technip Awarded contracts will continue with Global Industries Closing is subject to anti-trust review in the US and Mexico; CFIUS review in the US; and to approval of Global's shareholders. It is expected to close late 2011 or early 2012

4 Pre-Closing Actions Prior to closing, confidentiality will be observed for any active tenders to ensure continuing independence. Global and Technip will not share commercial information concerning outstanding tenders or proposals unless and until the merger is completed. Technip remains a competitor on selected projects. We continue to consider collaboration with Technip, as competitors, for specific projects of mutual interest. Integration planning will commence shortly to clarify the organization but will integrate only after closing Key management incentives are in place to retain key management through pre-closing

5 Legal Notice In connection with the proposed merger, the Company will file a proxy statement and other documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain copies of the proxy statement and other documents that the Company files with the SEC (when they are available) free of charge at the SEC's web site at http://www.sec.gov. The definitive statement and other relevant documents may also be obtained (when available) free of charge on the Company's web site at http://www.globalind.com or by directing a request to Grouper, 11490 Westheimer, Suite 400, Houston, Texas 77077, Attention: Investor Relations. The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transactions. Information regarding the special interests of these directors and executive officers in the proposed transactions will be included in the proxy statement described above. Additional information regarding the directors and executive officers of the Company is also included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 25, 2011. This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at the Company, as described above.

6 Forward Looking Information This presentation includes statements that are not strictly historical statements, including, without limitation, statements relating to the expected benefits of the transaction, the expected timing and closing of the transaction, operating results and economic performance, and Technip S.A.'s and the Company's expectations regarding market position, which statements constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the merger set forth in the agreement and plan of merger will not be satisfied and the transactions will not be consummated; uncertainties as to the timing of the merger; uncertainties as to whether or not the Company's stockholders will approve the merger; changes in the Company's business during the period between now and the closing of the merger that could cause a condition to closing not to be satisfied; the successful integration of the Company into Technip's business subsequent to the closing of the transaction; adverse reactions to the proposed transaction by clients or strategic partners; dependence on key personnel and customers; management of growth and organizational change; risks associated with litigation; and competitive actions in the marketplace; as well as other factors detailed in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 25, 2011, and subsequent SEC filings.